UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                               SEPTEMBER 30, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

             0-13368                                   37-1103704
   (Commission File Number)               (IRS Employer Identification No.)


        1515 CHARLESTON AVENUE
            MATTOON, IL                                61938
(Address of Principal Executive Offices)            (Zip Code)

                                 (217) 234-7454
              (Registrant's Telephone Number, including Area Code)






Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on November 8, 2006, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of September 30, 2006.



Item 9.01.   Financial Statements and Exhibits

    (d) Exhibits

    Exhibit 99 - Quarterly shareholder report as of and for the period ending September 30, 2006

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: November 8, 2006             /s/ William S. Rowland

                                    William S. Rowland
                                    Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number        Description
--------------------------------------------------------------------------------
  99          Quarterly shareholder report issued November 8, 2006

                                                                      Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]


The financial performance of First Mid-Illinois Bancshares, Inc. was good during the first nine months of 2006 with diluted earnings per share increasing 4% to $1.66 compared to $1.59 per share during the same period in 2005. Net income increased to $7,359,000 for the first nine months of 2006 compared to $7,242,000 for the first nine months of 2005.

On May 1, 2006, we completed the acquisition of Peoples State Bank of Mansfield. This means that the 2006 consolidated financial statements include the results of Peoples since that date. I am pleased to report that for the first five months of operation Peoples has provided a positive contribution to earnings. In addition, the integration and combination of Peoples into First Mid-Illinois Bank & Trust, N.A. was completed as scheduled during the third quarter.

Net interest income is our largest source of revenue and increased to $22,748,000 for the first nine months of 2006 from $21,546,000 for the same period last year. This increase is the result of growth resulting from the Peoples acquisition as well as organic growth. A challenging rate environment and intense competition for loans and deposits has led to contraction of the net interest margin. Our net interest margin for 2006 is 3.50% as compared to 3.69% for the first nine months of 2005. Loan balances on September 30, 2006 were $727 million as compared to $638 million on December 31, 2005 with the majority of this growth in commercial real estate loans. Additionally, $55 million in loan balances were added with the Peoples acquisition. Deposit balances on September 30, 2006 were $791 million compared to $649 million on December 31, 2005 with $114 million added with Peoples.

Non-interest income amounted to $9,824,000 for the first nine months of 2006 compared to $9,381,000 in 2005. Increases in long-term interest rates led to a decline in mortgage banking revenues, but service charge income from deposit accounts and insurance commissions increased. During the first nine months of 2005, we recognized $315,000 in gains on the sales of securities whereas we recognized only $66,000 in gains during the first nine months of 2006 due to the interest rate environment and investment portfolio liquidity requirements.

Non-interest expense increased to $20,947,000 compared with $19,193,000 in 2005. This increase is primarily attributed to the Peoples acquisition. In addition, we began expensing stock options in 2006 per new accounting regulations. This accounting change resulted in additional compensation expense of $135,000 being recorded in the first nine months of 2006. In previous years, this amount has been shown only in the footnotes to the financial statements.

We continue to stress the importance of credit quality. Total non-performing assets were $4.2 million on September 30, 2006 as compared to $3.8 million on September 30, 2005. Our provision for loan losses amounted to $575,000 for the first nine months of 2006 as compared to $550,000 for the first nine months of 2005. Net charge-offs were $652,000 for the first nine months of 2006 compared to $497,000 for the same period last year.

In addition to the growth of our balance sheet and growth in the number of banking locations, I am pleased to report that we continue to move forward with opportunities to add to the expertise and depth of professional bankers in our Company. With our expansion in Champaign and Piatt counties through the Peoples acquisition, we have added Mitchel Swim to our commercial banking team. Mitch is a Mahomet resident and brings over 16 years of lending experience. In addition, we have added Stacy Womack as Vice President of Employee Benefits. Stacy brings a wealth of experience in assisting customers with group health insurance and employee benefit plans. Stacy has over 16 years of experience in this business. We have also recently added William Drake to lead our retail lending efforts in Madison and St. Clair Counties. Bill has 21 years of banking experience with a large regional bank. The addition of these quality individuals demonstrates our desire to provide the expertise needed to determine the best financial solutions for our customers.

I would like to also thank Bob Swift for his years of service with First Mid. Bob recently announced that he will be resigning from First Mid in December to take a position with a bank in Colorado. We wish him well in his new position. Susan Young, one of our Senior Vice-Presidents, will assume the leadership responsibilities for the trust and wealth management division. Susan has managed operations for the area for the past several years and provides a wealth of experience in investment, tax, and estate planning.

Thank you for your continued support of First Mid-Illinois Bancshares, Inc.

Sincerely,
/s/ William S. Rowland
Chairman and Chief Executive Officer

November 8, 2006



                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454
                                www.firstmid.com



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CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          Sep 30,        Dec 31,
--------------------------------------------------------------------------------
                                                            2006           2005
Assets
Cash and due from banks                                  $17,688        $19,131
Federal funds sold and other interest-bearing deposits       476            426
Investment securities:
 Available-for-sale, at fair value                       197,815        155,841
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,365 and $1,442 at September 30, 2006
  and December 31, 2005, respectively)                     1,343          1,412
Loans                                                    726,954        638,133
Less allowance for loan losses                            (5,976)        (4,648)
--------------------------------------------------------------------------------
  Net loans                                              720,978        633,485
Premises and equipment, net                               16,536         15,168
Goodwill, net                                             17,363          9,034
Intangible assets, net                                     5,364          2,778
Other assets                                              15,923         13,298
--------------------------------------------------------------------------------
  Total assets                                          $993,486       $850,573
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                  $111,750        $95,305
  Interest bearing                                       679,004        553,764
--------------------------------------------------------------------------------
    Total deposits                                       790,754        649,069
Repurchase agreements with customers                      55,031         67,380
Other borrowings                                          44,200         44,500
Junior subordinated debentures                            20,620         10,310
Other liabilities                                          7,151          6,988
--------------------------------------------------------------------------------
  Total liabilities                                      917,756        778,247
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,688,404 shares
   in 2006 and 5,633,621 shares in 2005)                  22,753         22,534
Additional paid-in capital                                21,109         19,439
Retained earnings                                         67,098         60,867
Deferred compensation                                      2,610          2,440
Accumulated other comprehensive income                      (152)          (739)
Treasury stock at cost, 1,369,808 shares in
   2006 and 1,241,359 shares in 2005                     (37,688)       (32,215)
--------------------------------------------------------------------------------
  Total stockholders' equity                              75,730         72,326
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $993,486       $850,573
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the nine months ended September 30,                         2006       2005
Interest income:
Interest and fees on loans                                   $34,169    $27,894
Interest on investment securities                              5,937      4,618
Interest on federal funds sold and other                         208        218
--------------------------------------------------------------------------------
    Total interest income                                     40,314     32,730
Interest expense:
Interest on deposits                                          13,091      8,318
Interest on repurchase agreements with customers               1,665        997
Interest on subordinated debt                                  1,890      1,408
Interest on other borrowings                                     920        461
--------------------------------------------------------------------------------
    Total interest expense                                    17,566     11,184
--------------------------------------------------------------------------------
Net interest income                                           22,748     21,546
Provision for loan losses                                        575        550
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           22,173     20,996
Non-interest income:
Trust revenues                                                 1,801      1,756
Brokerage commissions                                            418        284
Insurance commissions                                          1,343      1,264
Service charges                                                3,897      3,420
Securities gains, net                                             66        315
Mortgage banking revenues                                        288        605
Other                                                          2,011      1,737
--------------------------------------------------------------------------------
  Total non-interest income                                    9,824      9,381
Non-interest expense:
Salaries and employee benefits                                11,391     10,223
Net occupancy and equipment expense                            3,570      3,199
Amortization of intangible assets                                545        430
Other                                                          5,441      5,341
--------------------------------------------------------------------------------
  Total non-interest expense                                  20,947     19,193
--------------------------------------------------------------------------------
Income before income taxes                                    11,050     11,184
Income taxes                                                   3,691      3,942
--------------------------------------------------------------------------------
Net income                                                    $7,359     $7,242
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the nine months ended September 30,                         2006       2005
Basic earnings per share                                       $1.69      $1.63
Diluted earnings per share                                     $1.66      $1.59
Book value per share at September 30                          $17.54     $16.35
Market price of stock at September 30                         $41.50     $41.00

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the nine months ended September 30,                         2006       2005
Balance at beginning of period                               $72,326    $69,154
Net income                                                     7,359      7,242
Dividends on stock                                            (1,128)    (1,056)
Issuance of stock                                              1,481      1,544
Purchase of treasury stock                                    (5,303)    (4,304)
Deferred compensation adjustment                                 408        140
Changes in accumulated other comprehensive
   income (loss)                                                 587       (745)
--------------------------------------------------------------------------------
Balance at end of period                                     $75,730    $71,975
================================================================================